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                                                                      EXHIBIT 5
                                HALE AND DORR
                               60 State Street
                              Boston, MA  02109

                                 March 11, 1996


CML Group, Inc.
524 Main Street
Acton, MA  01720

Ladies and Gentlemen:

        We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration for resale by William Williamson of 352,941 shares of common stock, $0.10 par value per share (the "Shares"), of CML Group, Inc., a Delaware corporation (the "Company").

        We have examined the Certificate of Incorporation and By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

        In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iii) the authenticity of the originals of the latter documents.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when issued to William Williamson will be validly issued and outstanding, fully paid and non-assessable.

        Paul P. Brountas, Esq., a partner of this Firm, is the Secretary of the Company.

        We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,



                                 HALE AND DORR